As filed with the Securities and Exchange Commission on April 14, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Graphic Packaging Holding Company
(Exact name of Registrant as specified in its charter)

Delaware	2650	26-0405422
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)
814 Livingston Court
Marietta, GA 30067
(770) 644-3000
(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

Stephen A. Hellrung, Esq.
Senior Vice President, General Counsel and Secretary
Graphic Packaging Holding Company
814 Livingston Court
Marietta, GA 30067
(770) 644-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
William Scott Ortwein, Esq.
Justin R. Howard, Esq.
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
(404) 881-7000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrant.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ (File No. 333-166324)
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Amount to be
Registered/
	Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Offering Price Per	Aggregate Offering	Registration
Securities to be Registered	Share (1)	Price (1)	Fee (2)
Common Stock, par value $0.01 per share (3)	$6,737,500	$6,737,500	$782.22

(1)	Includes such indeterminate number of shares of common stock as may from time to time be issued at indeterminate prices. The securities registered hereunder shall not have an aggregate offering price which exceeds $6,737,500 in United States dollars or the equivalent in any other currency.

(2)	Calculated under Rule 457(o) under the Securities Act of 1933, as amended.

(3)	Each share of the Company’s common stock includes one preferred stock purchase right that, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the common stock.

SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE OF SELECTED INFORMATION
     This registration statement is being filed with respect to the registration pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of additional securities of the same class as those previously registered under an earlier effective registration statement (No. 333-166324), the contents of which are incorporated by reference into this registration statement.
     The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on the 14th day of April, 2011.

GRAPHIC PACKAGING HOLDING COMPANY
By:	/s/ Stephen A. Hellrung
	Name:	Stephen A. Hellrung
	Title:	Senior Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 14th day of April, 2011.

Signature	Title

* David W. Scheible	President, Chief Executive Officer and Director (Principal Executive Officer)

* Daniel J. Blount	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Deborah R. Frank	Vice President and Chief Accounting Officer (Principal Accounting Officer)

* George V. Bayly	Director
* G. Andrea Botta	Director

* Kevin R. Burns	Director

* Kevin J. Conway	Director
* Jeffrey H. Coors	Director

* Jeffrey Liaw	Director

Harold R. Logan, Jr.	Director

* Michael G. MacDougall	Director

* John R. Miller	Director

* Robert W. Tieken	Director

Signature	Title

Lynn A. Wentworth	Director

*By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Attorney-In-Fact, pursuant to Power of Attorney,
Dated April 26, 2010

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Alston & Bird LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1).

6